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                                CONTRACT SCHEDULE

OWNER: [John Doe]                     SEX: [M]   AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]               SEX: [F]   AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                 SEX: [M]   AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                      ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified or Non-Qualified]          MATURITY DATE: [May 1, 2040]

PRODUCT CLASS: Vintage Extra

PURCHASE PAYMENT: [$100,000.00]

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE:  80

MAXIMUM NURSING HOME OR HOSPITAL CONFINMENT RIDER ISSUE AGE: 80

PURCHASE PAYMENTS:

   MINIMUM SUBSEQUENT
   PURCHASE PAYMENT:          $500.00 for both Non-Qualified and Qualified,
                              unless you have elected an automatic sweep program. However, for IRAs, SEPs, SIMPLE IRAs and
                              Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.

   MAXIMUM TOTAL
   PURCHASE PAYMENTS:         $1,000,000, without our prior approval.

   PURCHASE PAYMENT CREDITS:  [5%] of each Purchase Payment for cumulative
                              Purchase Payments received during the first
                              Contract Year for issue ages 0-69. [4%] of each Purchase Payment for cumulative Purchase Payments received during the first Contract Year for issue ages 70-80. [5%] of each Purchase Payment for cumulative Purchase Payments received after the first Contract Year for ages 0-69. [4%] of each Purchase Payment for cumulative Purchase Payments received after the first Contract Year for ages 70-80.

MINIMUM ACCOUNT VALUE:        $2,000

BENEFICIARY:                  As designated by you as of the Issue Date unless
                              changed in accordance with the Contract
                              provisions.

PRODUCT CHARGES:

   SEPARATE ACCOUNT:          We assess certain daily charges equal on an annual
                              basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                              Mortality and Expense Charge: 1.40%

                              Administration Charge: 0.15%

                              Death Benefit Rider Charge: [0.20%]

ACCOUNT FEE:                  The Account Fee is $40.00 each Contract Year.
                              During the Accumulation Period, on the Contract
                              Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that

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                              the Account Value in the Subaccount bears to the
                              total Account Value in the Separate Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity Calculation Date is at least $100,000, then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

[GMAB RIDER SPECIFICATIONS
__________________________

GMAB RIDER EFFECTIVE DATE:    [February 15, 2005]

      RIDER MATURITY DATE:    [MetLife Defensive Strategy Portfolio: Contract
                              anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Moderate Strategy Portfolio: Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Balanced Strategy Portfolio: Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date ]

        ADJUSTMENT FACTOR:    [100%]

  GMAB ELIGIBILITY PERIOD:    [120 days]

       ANNUAL GROWTH RATE:    [MetLife Defensive Strategy Portfolio: 2%
                              MetLife Moderate Strategy Portfolio: 1.5%
                              MetLife Balanced Strategy Portfolio: 1%
                              MetLife Growth Strategy Portfolio: 0%]

        MAXIMUM GUARANTEED
      ACCUMULATION AMOUNT:    [$5,000,000]

            GMAB FEE RATE:    [0.75%]

         GMAB SUBACCOUNTS:    [MetLife Defensive Strategy Portfolio, MetLife
                              Moderate Strategy Portfolio, MetLife Balanced
                              Strategy Portfolio, MetLife Growth Strategy
                              Portfolio]

 GMAB FIRST OPTIONAL RESET
                     DATE:    [February 15, 2006]

       GMAB OPTIONAL RESET
           WAITING PERIOD:    [One Year]

    MAXIMUM OPTIONAL RESET
                       AGE: [Owner or oldest Joint Owner's (or annuitant if owner is a non-natural person) 85th birthday]

    MAXIMUM OPTIONAL RESET
                   CHARGE:    [1.50%]

  GMAB CANCELLATION WINDOW
                   PERIOD: [90-day window after the 5th anniversary of GMAB election]]

GWB RIDER SPECIFICATIONS (GWB II):
__________________________________

GWB EFFECTIVE DATE:           [February 15, 2004]

INITIAL BENEFIT BASE:         [$100,000.00]

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GWB PURCHASE PAYMENT DATE:    [2nd Contract Anniversary]

GWB BONUS RATE:               [0% for Purchase Payments, 0% for Optional Resets]

GWB MAXIMUM BENEFIT BASE:     [$1,000,000.00]

GWB WITHDRAWAL RATE:          [5% if you make your first withdrawal before the
                              3rd contract anniversary; 10% if you make your first withdrawal on or after the 3rd contract anniversary]

GWB AUTOMATIC RESET DATE:     [Not applicable]

MAXIMUM RESET AGE:            [85]

GWB FIRST OPTIONAL RESET
DATE: [3rd or subsequent Contract Anniversary, subject to the Maximum Reset Age]

GWB OPTIONAL RESET WAITING
PERIOD:                       [3 years]

GWB OPTIONAL RESET WINDOW
PERIOD: [30-day period ending on the day prior to the eligible Contract Anniversary]

MAXIMUM OPTIONAL RESET FEE
RATE:                         [0.95%]

SUBACCOUNTS NOT AVAILABLE
WITH GWB RIDER                [Not Applicable]

GWB FEE RATE:                 [0.50% when Benefit Base is greater than zero;
                              0.0% when Benefit Base is zero]

GWB CANCELLATION WINDOW
PERIOD: [90 day period following the 5th contract anniversary]

GWB RIDER SPECIFICATIONS (GWB III):
___________________________________

GWB EFFECTIVE DATE:           [February 15, 2004]

INITIAL BENEFIT BASE:         [$100,000.00]

GWB PURCHASE PAYMENT DATE:    [Rider Maturity Date]

GWB BONUS RATE:               [0% for Purchase Payments, 0% for Optional Resets]

GWB MAXIMUM BENEFIT BASE:     [$1,000,000.00]

GWB WITHDRAWAL RATE:          [5%]

GWB AUTOMATIC RESET DATE:     [Not Applicable]

MAXIMUM RESET AGE:            [Not Applicable]

GWB FIRST OPTIONAL RESET
DATE:                         [Not Applicable]

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GWB OPTIONAL RESET WAITING
PERIOD:                       [Not Applicable]

GWB OPTIONAL RESET WINDOW
PERIOD:                       [Not Applicable]

MAXIMUM OPTIONAL RESET FEE
RATE:                         [Not Applicable]

SUBACCOUNTS NOT AVAILABLE
WITH GWB RIDER                [Not Applicable]

GWB FEE RATE:                 [0.25% when Benefit Base is greater than zero;
                              0.0% when Benefit Base is zero]

GWB CANCELLATION WINDOW
PERIOD: [90 day period following the 5th contract anniversary]

[GMIB RIDER SPECIFICATIONS:

 GMIB RIDER EFFECTIVE DATE:   [February 15, 2004]

         GMIB RIDER CHARGE:   0.50%

    GMIB PAYMENT ADJUSTMENT
                    FACTOR:   100%

          GMIB INCOME DATE:   [February 15, 2014]

                 GMIB RIDER   Contract Anniversary on or following the Owner's
          TERMINATION DATE:   (or oldest Joint Owner's) 85th birthday

         LAST STEP-UP DATE:   Owner's (or oldest Joint Owner's) 81st birthday

            ANNUAL INCREASE
         ACCUMULATION RATE:   5%

           ANNUITY OPTIONS:   (a) Life Annuity with 10 Years of Annuity Payments
                                  Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                              (b) Joint and Last Survivor Annuity with 10 Years
                                  of Annuity Payments Guaranteed.

          DOLLAR-FOR-DOLLAR
     WITHDRAWAL PERCENTAGE:   5%

      BASIS OF GMIB ANNUITY   The GMIB Annuity Tables are based on the Annuity
                     TABLE:   2000 Mortality Table with 7-year age setback with
                              interest at 2.5%.]

SEPARATE ACCOUNT: [First MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

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TRANSFER REQUIREMENTS:

NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules, during the Accumulation Period you may make transfers into the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.   The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

          Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES

          NUMBER OF COMPLETE YEARS
          FROM RECEIPT OF PURCHASE PAYMENT    % CHARGE
          ________________________________    ________
                        0                         8
                        1                         8
                        2                         8
                        3                         7
                        4                         6
                        5                         5
                        6                         4
                        7                         3
                        8                         2
                 9and thereafter                  0

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to [10%] of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.

MINIMUM PARTIAL WITHDRAWAL:  $500, or your entire interest in the Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000

ANNUITY REQUIREMENTS:

1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at 3%.

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[INITIAL EDCA PERIOD: 24 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD:  12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [4.00%]
INITIAL EDCA PERIOD:  6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [8.00%]
INITIAL EDCA PERIOD:  3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [9.00%]]

ANNUITY SERVICE OFFICE:

[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Purchase Payment Credit Rider
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Death Benefit Rider - (Principal Protection)
Death Benefit Rider - (Annual Step-up)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

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